Exhibit 99.1

GT Solar International, Inc. Reports Results for First Quarter Fiscal Year 2010

Revenue of $71.8 million; deferred revenue of $517 million; net income of $7.8 million; EPS of $.05 and cash of $161 million

MERRIMACK, N.H.--(BUSINESS WIRE)--August 4, 2009--GT Solar International, Inc. (NASDAQ: SOLR) ("GT Solar"), a global provider of specialized equipment and technology for the solar power industry, today reported results for its first quarter of fiscal year 2010, which ended June 27, 2009.

Revenue for the first fiscal quarter totaled $71.8 million, compared with $57.1 million in the first quarter of fiscal year 2009. Revenue for the first fiscal quarter included $19.9 million in the PV segment and $51.9 million in the polysilicon segment.

Gross profit for the quarter totaled $35.0 million, or 49 percent of revenue, compared to $24.3 million, or 43 percent of revenue, for the first quarter of fiscal year 2009. Operating margin for the quarter was 21.7 percent, compared to 14 percent in the first quarter of fiscal 2009. The company had net income of $7.8 million in the first quarter of fiscal 2010 versus $5.1 million for the same quarter of fiscal 2009. Earnings per share in the first quarter on a fully-diluted basis were $0.05, versus $0.03 for the same quarter last year.

At quarter’s end, the company’s backlog was $1.12 billion, with $330 million in the PV segment and $785 million in the polysilicon segment. Net bookings for the quarter were $9.8 million.

Management Commentary

“We saw a number of positive developments in the first quarter including solid profitability, increases in our cash position and deferred revenue balance, new PV bookings and the acceptance of another GT turnkey wafer fabrication line,” said Tom Zarrella, president and chief executive officer. “As planned, we completed shipment of a significant portion of the reactor-based backlog that is expected to be recognized as revenue in the second half of the year.

“The company is focused on improving operating efficiencies, maintaining cash and a strong balance sheet, strengthening customer relationships and ensuring that our R&D continues to advance GT Solar’s technology leadership,” said Zarrella. “We are confident that, with our cash management practices, lean cost structure, and flexible business model, we will be in a position to deliver enhanced earnings performance when the industry's growth returns.”

Business Outlook

The company indicated today that it is on track with its guidance provided last quarter for fiscal year ending April 3, 2010, for revenue of $450 million to $550 million and fully-diluted earnings per share of $0.45 to $0.60.

Conference Call, Webcast

The company will host a live conference call and webcast at 5:00 p.m. Eastern Time today with Tom Zarrella, president and chief executive officer, and Rich Johnson, vice president of finance.

To listen to the conference call, callers in the United States and Canada may dial 1-888-396-2384. International callers may dial 1-617-847-8711. The conference call passcode is SOLR. A link to the live audio webcast of the company's earnings conference call may be found under ‘Events’ at http://investor.gtsolar.com/.

A telephone replay will be available through November 4, 2009. To listen to the replay, callers in the United States and Canada may dial 1- 888-286-8010. International callers may dial 1- 617-801-6888. The replay passcode is 33310487.

About GT Solar International, Inc.

GT Solar International, Inc. (NASDAQ: SOLR) is a leading global provider of specialized manufacturing equipment and technology essential for the production of photovoltaic wafers, cells and modules and polysilicon utilized in the solar power industry. The company's principal products are directional solidification systems and chemical vapor deposition reactors and related equipment. For more information about GT Solar, please visit the company’s website at www.gtsolar.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking in nature, including statements regarding the Company’s future as a leading equipment and technology supplier for the global solar power industry, management’s expectations about growth of solar power, the Company’s new products and technologies and the Company’s estimates for future periods with respect to revenue and earnings per share or other financial information. These statements are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual events to differ materially from those expressed or implied by the statements. These factors may include the possibility that the Company is unable to recognize revenue on contracts in its order backlog. Although the Company’s backlog as indicated above is based on signed purchase orders or other written contractual commitments in effect as of the end of our first fiscal quarter, we cannot guarantee that our bookings or order backlog will result in actual revenue in the originally anticipated period or at all, which could reduce our revenue, profitability and liquidity. Other factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the possibility that technological changes could render existing products or technologies obsolete, the Company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company’s products and various other risks as outlined in GT Solar International, Inc.’s filings with the Securities and Exchange Commission, including the statements under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal 2009 filed on June 9, 2009. Statements in this press release should be evaluated in light of these important factors. GT Solar International, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

GT Solar International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands except per share data)
(Unaudited)

	June 27, 2009	March 28, 2009
Assets
Current assets:
Cash and cash equivalents	$161,414	$107,148
Accounts receivable, net	77,484	57,552
Inventories	80,026	103,476
Advances on inventory purchases	65,730	120,227
Deferred costs	230,257	174,961
Deferred income taxes	27,128	25,498
Refundable and prepaid income taxes	2,460	40,329
Prepaid expenses and other current assets	1,791	2,825
Total current assets	646,290	632,016
Property, plant and equipment, net	18,178	18,856
Intangible assets, net	5,577	6,368
Deferred cost	90,220	36,643
Advances on inventory purchases	11,389	--
Other assets	859	940
Goodwill	42,600	42,600
Total assets	$815,113	$737,423
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,214	$50,832
Accrued expenses	13,720	15,695
Customer deposits	143,946	222,654
Deferred revenue	368,508	285,005
Accrued income taxes	--	158
Total current liabilities	550,388	574,344
Deferred income taxes	20,311	15,647
Deferred revenue	148,636	63,122
Other non-current liabilities	963	2,405
Total liabilities	720,298	655,518
Commitments and contingencies	--	--
Stockholders’ equity:
Preferred stock, 10,000 shares authorized, none issued and outstanding	--	--
Common stock, $0.01 par value, 500,000 shares authorized; 143,318 and 143,048 shares issued and outstanding as of June 27, 2009 and March 28, 2009 respectively	1,433	1,431
Additional paid-in capital	82,106	80,070
Accumulated other comprehensive loss	(5,296)	(8,389)
Retained earnings	16,572	8,793
Total stockholders’ equity	94,815	81,905
Total liabilities and stockholders’ equity	$815,113	$737,423

GT Solar International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 27, 2009	June 28, 2008
Revenue	$71,819	$57,082
Cost of revenue	36,854	32,785
Gross profit	34,965	24,297
Operating expenses:
Research and development	6,399	3,816
Selling and marketing	3,867	3,784
General and administrative	8,329	7,775
Amortization of intangible assets	791	792
Total operating expenses	19,386	16,167
Income from operations	15,579	8,130
Other income (expense):
Interest income	42	1,252
Interest expense	(177)	--
Interest component of forward foreign exchange contracts	(639)	576
Other expense, net	(2,363)	(1,443)
Income before income taxes	12,442	8,515
Provision for income taxes	4,663	3,373
Net income	$7,779	$5,142
Income per share
Basic	$0.05	$0.04
Diluted	$0.05	$0.03

Shares used to compute income per share
Basic	143,116	142,290
Diluted	145,286	147,720

CONTACT:
GT Solar International, Inc.
Media
Susan Vaillancourt, 603-589-3782
susan.vaillancourt@gtsolar.com
or
Investors/Analysts
Bob Blair, 603-681-3869
bob.blair@gtsolar.com